As filed with the Securities and Exchange Commission on March 28, 1996.
                                                    Registration No. 33-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                             MICRO BIO-MEDICS, INC.
               (Exact Name of Issuer as specified in its Charter)

          New York                                                 13-2692560
          --------                                                 ----------
(State of other Jurisdiction                                    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                   846 Pelham Parkway, Pelham Manor, NY  10803
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

MICRO BIO-MEDICS, INC. 1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plans)

                                 Bruce J. Haber
                             Micro Bio-Medics, Inc.
                               846 Pelham Parkway
                             Pelham Manor, NY  10803
                                 (914) 738-8400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   ----------

                        Copies of all communications to:
                               Steven Morse, Esq.
                                Lester Morse P.C.
                               111 Great Neck Road
                              Great Neck, NY  11021

Pursuant to Rule 429, this Registration Statement constitutes a Post-Effective Amendment to the Registrant's Form S-8 Registration Statement, File No. 33-46231 which relates to 166,017 shares underlying the Registrant's 1982 Incentive Stock Option Plan, 416,666 shares underlying the Registrant's 1989 Non-Qualified Stock Option Plan, 600,000 shares underlying the Registrant's 1992 Incentive and Non-Qualified Stock Option Plan and 72,001 shares underlying options granted to certain directors outside of the Registrant's aforesaid stock option plans including the resale of all of the aforesaid shares. Pursuant to Rule 429, this Registration Statement constitutes a Post-Effective Amendment to the Registrant's Form S-8 Registration Statement, File No. 33-66726 which relates to an additional 250,000 shares underlying the Registrant's 1992 Incentive and Non-Statutory Stock Option Plan. Accordingly, the entire contents of the Registrant's Registration Statement on Form S-8, File No. 33-46231 and File #33-66726 are incorporated by reference.


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
   Title of Each                      Proposed       Proposed
      Class of                        Maximum         Maximum       Amount of
  Securities to be  Amount to be      Offering       Aggregate      Registra-
     Registered      Registered      Price Per       Offering     tion Fee (3)
         (4)                         Share (3)       Price (3)
--------------------------------------------------------------------------------
  Common Stock,       1,000,000      $15.00       $15,000,000     $5,172.41
  Par Value $.03       (1)(2)
  Per Share
--------------------------------------------------------------------------------
  Total                                           $15,000,000     $5,172.41
--------------------------------------------------------------------------------


______________
(1) The 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") originally authorized the granting of Incentive and Non-Qualified Stock Options to purchase an aggregate of 600,000 shares of Common Stock. The 1992 Plan was adopted by the Board of Directors on January 28, 1992 and by stockholders on September 17, 1992. At the time of filing Registration Statement, File No. 33-46231, the Registrant paid a filing fee with respect to the aforesaid 600,000 shares. In March 1993, the Board of Directors authorized, and in June 1993 the stockholders approved, an increase in the authorized number of shares under the 1992 Plan to 850,000 shares. At the time of the filing of the Registration Statement #33-66726, the Registrant paid a filing fee with respect to 250,000 shares. The calculation of registration fee is based upon the 1,000,000 share increase in the Plan.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1992 Plan.

(3) Estimated solely for the purpose of calculating the registration fee and based on no less than the closing sales price of the Company's Common Stock on NASDAQ/NMS as reported in the Wall Street Journal on a date within five business days of the filing of this Form S-8 Registration Statement.

(4) Includes the exercise of options and the resale of such shares to the public as Selling Security Holders.

                                EXPLANATORY NOTE

     Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus on Form S-3 relating to reofferings of shares of common stock, par value $.03 per share (the "Common Stock"), of Micro Bio-Medics, Inc., a New York corporation (the "Company"), acquired or which may be acquired pursuant to its 1982 Incentive Stock Option Plan (the "1982 Plan"), 1989 Non-Qualified Stock Option Plan (the "1989 Plan"), 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") or pursuant to the exercise of options granted outside of such plans by persons who may be deemed to be affiliates of the Company.

     The Re-Offer Prospectus contained herein supersedes the Re-Offer Prospectus contained in previously filed Registration Statements, File No. 33-46231 and File No. 33-66726 as they pertain to securities that have not been resold.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Incorporated hereby by reference and made a part hereof is the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, as amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act"), all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended November 30, 1995 and Form 8-A which was declared effective by the Securities and Exchange Commission on September 4, 1984 registering the Company's Common Stock under
Section 12(g) of the Exchange Act which documents are on file with the Securities and Exchange Commission. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          The legality of the securities being registered by this Registration Statement is being passed upon by Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021, counsel to the Company.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Business Corporation Law of the State of New York provides for indemnification of officers and directors under certain circumstances against reasonable expenses, including attorney fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. Bruce Haber, President of the Company, has an employment contract with the Company which provides for indemnification for any claim or lawsuit which may be asserted against him in acting in such capacity for the Company provided said indemnification is not in violation of any federal or state law, rule or regulation.

     The Certificate also contains a provision eliminating the liability of a director to the Company or its stockholders for monetary damages for any breach of duty in such capacity, provided that this provision shall not eliminate or limit liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were made in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          No restricted shares have been sold under the 1992 Plan. However, in connection with the Company's 1982 Plan as of February 19, 1992, employees have exercised an aggregate of 4,834 restricted shares of Common Stock by four employees and one former employee. Two of the employees who are officers of the Company purchased an aggregate of 2,167 shares. Exemption is claimed under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), since no public advertising or solicitation was involved in the transactions; each purchaser represented that he was acquiring the shares for investment and without a view to a distribution thereof; and a legend was placed on all certificates noting the restrictions on transfer under the Securities Act.

Item 8.   EXHIBITS

          The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.


          Exhibit No.                   Document
          -----------                   --------
              5          Opinion of Lester Morse P.C. re legality of shares of
                         Common Stock being registered. *

             23.1        Consent of Miller, Ellin & Co. *

             23.2        Consent of Lester Morse P.C.
                         (Included in Exhibit 5.)

             29.1        1982 Incentive Stock Option Plan of Registrant
                         (incorporated by reference to Exhibit 10.4 included in the Company's Form S-18 Registration Statement, File
                         No. 2-89795-NY).

             29.2 1989 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 28 included in the Company's Form
                         10-K for the fiscal year ended November 30, 1989.

             29.3        1992 Incentive and Non-Qualified Stock Option Plan
                         (incorporated by reference to Exhibit 28(A) included in the Company's Form 10-K for the fiscal year ended
                         November 30, 1991).


                                        4


             29.4 Agreements with certain directors for options, which have been granted, outside of the 1982, 1989 or 1992
                         Plans (incorporated by reference to Exhibit 28.4 included in the Company's Form S-8 Registration
                         Statement, File No. 33-46231).

             29.5        Amendment to 1992 Incentive and Non-Qualified Stock
                         Option Plan.  (Incorporated by reference to Exhibit
                         29.5 included in the Company's Form S-8 Registration
                         Statement File No. 33-66726.)

             29.6        Further Amendments to 1992 Incentive and Non-Statutory
                         Option Plan. *


_______________
* Filed herewith.


Item 9.   UNDERTAKINGS

A.   TO UPDATE ANNUALLY

          The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of Regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   INCORPORATION OF SUBSEQUENT SECURITIES
     EXCHANGE ACT OF 1934 DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RE-OFFER PROSPECTUS

                             MICRO BIO-MEDICS, INC.
                               846 Pelham Parkway
                             Pelham Manor, NY  10803

           1,361,499 Shares of Common Stock, Par Value $.03 Per Share

     This Prospectus relates to the subsequent resale or offer for sale in the over-the-counter market on the NASDAQ System or otherwise of 1,361,499 shares of common stock, par value $.03 per share ("Common Stock"), of Micro Bio-Medics, Inc., a New York corporation (the "Company"), which may be (or have been) acquired by certain officers and directors who may be deemed affiliates of the Company pursuant to the exercise by them of options granted (or which may be granted) pursuant to the terms of the Company's 1982 Incentive Stock Option Plan (the "1982 Plan"), the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Plan"), the Company's 1992 Incentive and Non-Qualified Stock Option Plan, or pursuant to the exercise of options granted to them outside of the 1982 Plan, the 1989 Plan or 1992 Plan. In connection with such resales or offers of sale, certain officers and directors of the Company and the brokers or dealers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act").


                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

                              --------------------

     No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.



                 THE DATE OF THIS PROSPECTUS IS MARCH __, 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's offices at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices, 75 Park Place, New York, New York 10007 and Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604, and copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information can be inspected at the principal office of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the Registration Statement can be obtained from the Commission at prescribed rates by writing to the Commission at such address. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. The summaries in this Prospectus of additional information included in the Registration Statement are qualified in their entirety by reference to such information or exhibits.

     A copy of any document (but not exhibits thereto) incorporated by reference in the Registration Statement of which this Prospectus forms a part but which is not delivered with this Prospectus will be provided by the Company without charge to any persons to whom this Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to the attention of Shareholder Communications at the principal executive offices of the Company presently at 846 Pelham Parkway, Pelham Manor, New York 10803, Telephone No. (914) 738-8400.

                                   THE COMPANY

OVERVIEW

     Micro Bio-Medics, Inc. (the "Company") is a New York company which was incorporated in 1971. The Company distributes medical supplies to physicians and hospitals in the New York metropolitan area, as well as to health care professionals in the sports medicine, emergency medicine, school health, industrial safety, government and laboratory markets nationwide. The Company depends upon the continued supply of the products it distributes, however, it does not depend upon any single source. The Company has neither encountered nor does it anticipate any difficulty in obtaining the necessary products. No one customer has accounted for more than 10% of the Company's revenues during the fiscal years ended November 30, 1995, November 30, 1994 and November 30, 1992.

CALIGOR DIVISION

     The Company's Caligor Division is a physician supplier in the New York metropolitan area, serving over 12,000 physicians and laboratories. It also serves local hospitals, nursing homes and industrial medical departments.

     Caligor provides its physicians with a comprehensive selection of supplies and related services. The division's estimated 50,000 supplies range from bandages and pharmaceuticals to sophisticated diagnostic equipment, while the services range from equipment repair to the complete design and installation of new offices, waiting rooms, exam rooms and laboratories.

     The Caligor division through Caligor Physicians & Hospital Supply Corp., a wholly owned subsidiary of the Company, also operates a retail pharmacy in Manhattan to serve local physicians and their patients. In addition, the Caligor Division supplies independent clinical labs, hospital labs, and physician in-office labs with diagnostic equipment, test kits, reagents and disposables.

     Over the past few years, the Caligor Division has been able to acquire a number of smaller distributors, resulting in significant economies of scale and improved operating efficiencies. Caligor has increased its market share in these new territories with the same combination of sales force support, direct mail, catalogs and telemarketing sales that it uses in existing territories.

MBM DIVISION

     The MBM Division distributes sports medicine supplies, school nurse supplies, medical equipment and rehabilitation equipment to over 10,000 schools, colleges, municipalities, emergency medical units and professional sports teams around the country, including many of the major and minor league baseball, basketball, football and hockey teams. Revenues derived from municipalities and school districts are derived from competitive bidding.

     Like the Caligor Division, MBM serves its customers with a comprehensive line of supplies and services, ranging from the delivery of athletic tape to an NFL team on the road to the complete design, furnishing and stocking of a training room, sports medicine clinic, or school nurse office.

     MBM markets its product line primarily via three catalogs which it distributes to customers and prospective customers each year. These catalogs are supported by direct mail, telemarketing, professional journal advertising, national and local trade show exhibitions, and an inside sales and customer service staff.

     The seasonal buying habits of the Company's school and athletic customers is concentrated between the months of June and September of each year. Although the Company's marketing expenses relating to such customers are incurred throughout the year, the Company has experienced no problem in meeting its cash requirements as a result of its working capital and extension of credit under its Revolving Credit Agreement.

HEALER PRODUCTS DIVISION

     The Company's Healer Products Division is an assembler and wholesaler of first aid kits and private label medical products. These products, in turn, are marketed by the Company's other divisions, and sold to numerous outside markets through a network of commissioned sales agents. The first aid and medical kits are produced in a variety of forms and sizes, but are generally designed for use in government, industry, schools, emergency medical organizations, hospitals, homes and recreational facilities.

     The Healer Products Division also produces specialized kits for volunteer ambulance corps, emergency squads, corporate offices, construction operations, restaurants, retail stores, boats, athletic activities, motor vehicles, and sales promotion purposes as well as for specific medical problems such as burns, poisoning, insect stings, traumatic accidents, obstetrical emergencies and eye injuries.

     Many of the products contained in the kits are generic and are marketed under the Company's private label. The use of private-label generic products permits attractive pricing for the Company and its customers and creates a consistent, positive brand image among customers.

ACQUISITION OF STONE MEDICAL SUPPLY CORPORATION

     Pursuant to an Agreement for Merger and Reorganization dated November 2, 1995 among MBM, Diagnostic Leasing Corp. ("DLC"), Stone Medical Supply Corporation ("Stone"), a distributor of physician and podiatry supplies and equipment, and Andrew D. Stone, Stone was merged into DLC with DLC as the surviving corporation on January 18, 1996. The Company issued approximately 280,696 shares of its Common Stock in exchange for the outstanding shares of Stone. Subsequent to the merger, DLC changed its name to Stone Medical Supply Corporation.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all executive officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person within sixty days of March 1, 1996 are considered outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.


                           Amount
                          and Nature         Approximate
Name and Address of       of Beneficial        Percent
Beneficial Owner (1)      Ownership (1)      of Class (2)
--------------------      -------------      ------------
Renee Steinberg (3)(12)
20080 Boca West Drive
Apt. 458
Boca Raton, FL 33434         140,668               3.4

Bruce J. Haber (4)           923,834              18.6

Louis Buther (5)             181,667               4.2

Marvin S. Caligor (11)       106,083               2.5

Ernest W. Nelson (6)         121,834               2.8

Gary Butler (7)               19,500                *

K. Deane Reade, Jr.(8)(10)
One Madison Ave. Suite 25A
Box 20
New York, NY 10010           194,519               4.5

Michael Levy (12)              6,000                *

Stuart F. Fleischer (13)      20,000                *

All executive officers
and directors as a group
(nine persons) (9)         1,759,105              31.8

____________________
*    Represents less than one percent of the outstanding Common Stock.

 (1) Unless otherwise indicated, all shares are directly owned and investing power is held by the persons named. All addresses, except as otherwise noted, are c/o of Micro Bio-Medics, Inc., 846 Pelham Parkway, Pelham Manor, NY 10803.

 (2) Based upon 4,172,755 shares of Common Stock outstanding on March 1, 1996 after giving effect to the January 18, 1996 acquisition of Stone Medical Supply Corporation through the issuance of 280,696 shares. The foregoing does not include the possible issuance of shares in connection with the exercise or conversion of outstanding warrants, options or debentures.

 (3) May be deemed to be a "founder" or "parent" of MBM for purposes of the Securities Act of 1933, as amended. Includes options to purchase 27,334 shares granted to Renee Steinberg.

 (4) Includes options to purchase 805,000 shares granted to Mr. Haber. A non-executive officer of MBM has agreed for a period of ten years from January 18, 1996, unless such shares are transferred to an unrelated third party, to vote such shares in accordance with the directions of Bruce J. Haber, or if Mr. Haber dies, becomes disabled or is unable to give such directions, then in accordance with the directions of the board of directors of MBM. The amount of shares included in Mr.Haber's beneficial ownership does not include such non-executive officer's shares. If such non-executive officer's shares are deemed beneficially owned by Mr. Haber, then Mr. Haber may be deemed to beneficially own 1,085,286 shares (21.2%).

 (5) Includes options to purchase 165,333 shares granted to Mr. Buther.

 (6) Includes options to purchase 113,666 shares granted to Mr. Nelson.

 (7) Includes options to purchase 13,166 shares granted to Mr. Butler.

 (8) Includes shares owned under certain retirement trusts and profit sharing plans.

 (9) Includes options to purchase 1,356,499 shares granted to officers and directors, 25,000 shares issuable upon exercise of Debentures and 20,021 shares issuable upon exercise of 19,122 Series 1 Warrants. The amount of shares owned by all executive officers and directors as a group does not include 161,452 shares of Common Stock which may be deemed beneficially owned by Bruce Haber as discussed in footnote 4. In the event that such 161,452 shares were deemed beneficially owned by Mr. Haber, then the amount of shares beneficially owned by all executive officers and directors as a group would be 1,925,000 representing 34.0% of MBM's outstanding shares.

(10) Includes options to purchase 128,333 shares. Also includes 7,853 shares issuable upon exercise of 7,500 Series 1 Warrants and 25,000 shares issuable upon conversion of certain Debentures.

(11) Includes options to purchase 74,667 shares granted to Mr. Caligor and 12,168 shares issuable upon exercise of 11,622 Series 1 Warrants.

(12) Includes options to purchase 6,000 shares granted to Mr. Levy.

(13) Includes options to purchase 20,000 shares granted to Mr. Fleischer.

     The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change of control of the Company.

                                  THE OFFERING

     This Prospectus relates to 1,361,499 shares of Common Stock (the "Shares") which may be (or have been) acquired by certain officers and directors named below who may be deemed affiliates of the Company pursuant to the exercise of options granted pursuant to the 1982 Plan, the 1989 Plan, the 1992 Plan, or pursuant to the exercise of options granted or which may be granted to certain directors outside of such plans under written option agreements (collectively, the "Selling Stockholders"). The address of each Selling Stockholder is c/o Micro Bio-Medics, Inc., 846 Pelham Parkway, Pelham Manor, NY 10803.

     The following table sets forth certain information with respect to the Selling Stockholders:


-------------------------------------------------------------------------------------
                             Number of Shares                     Number of Shares
                                Owned (and         Number of     (and Percentage of
                              Percentage of         Shares      Outstanding Shares)
  Name and Position with   Outstanding Shares)    Covered by        Owned After
  the Company During the    as of February __        this        Completion of this
     Past Three Years              1996           Prospectus         Offering
                                   (1)                (2)               (3)
-------------------------------------------------------------------------------------
  Bruce J. Haber
  President, Director        923,834 (4) 18.6%      805,000        118,834(2.8%)
-------------------------------------------------------------------------------------
  Louis Buther
  Vice-President             181,667 (5)  4.2%      165,333       16,334   (*)
-------------------------------------------------------------------------------------
  Ernest W. Nelson
  Vice-President             121,834 (6)  2.8%      113,666        8,168   (*)
-------------------------------------------------------------------------------------
  Michael Levy
  Vice-President               6,000(12)   (*)        6,000         -0-  (0.0%)
-------------------------------------------------------------------------------------
  Gary L. Butler
  Treasurer                   19,500 (7)   (*)       13,166        6,334   (*)
-------------------------------------------------------------------------------------
  Renee Steinberg            140,668      3.4%
  Secretary, Director             (11)               27,334      113,334 (4.6%)
-------------------------------------------------------------------------------------
  Marvin S. Caligor          106,083      2.5%
  Director                        (10)               74,667       31,416   (*)
-------------------------------------------------------------------------------------
  K. Deane Reade, Jr.        194,519      4.5%
  Director                       (8) (9)            128,333       66,186 (1.6%)
-------------------------------------------------------------------------------------
  Stuart Fleischer            20,000       (*)       20,000        -0-   (0.0%)
  Vice President                   (13)
-------------------------------------------------------------------------------------

___________________
 *   Owns less than one percent of the issued and outstanding shares.

(1) Assumes all options covered by this Prospectus are beneficially owned by the option holder and the underlying shares are deemed outstanding, but such shares shall not be deemed outstanding for the purpose of computing percentage of Common Stock owned by any other person.

(2) Includes all shares issued or issuable upon exercise of options granted directly by the Company held by the officer/director, even though some of said shares covered by the options are not currently beneficially owned by Optionee under the regulations of the Exchange Act of 1934, as amended.

(3) Assumes all Options granted are exercised and sold by each respective person.

(4) Includes 805,000 shares for which Mr. Haber has stock options. Does not include 161,452 shares owned by Andrew Stone which

     Mr. Haber can direct the voting of such shares for a period of up to ten years until January 2006.

(5)  Includes 165,333 shares for which Mr. Buther has stock options.

(6)  Includes 113,666 shares for which Mr. Nelson has stock options.

(7)  Includes 13,166 shares for which Mr. Butler has been granted options.

(8)  Includes shares owned under a retirement trust and profit sharing plans.

(9) Includes 128,333 shares for which the optionee has options. Also includes 7,853 shares issuable upon exercise of Series 1 Warrants and 25,000 shares issuable upon exercise of Debentures.

(10) Includes 74,667 shares of Common Stock pursuant to stock options. Also includes 12,168 shares issuable upon exercise of Series 1 Warrants.

(11) Includes 27,334 shares for which the optionee has stock options.

(12) Includes 6,000 shares for which the optionee has stock options.

(13) Includes 20,000 shares for which the optionee has stock options

                              PLAN OF DISTRIBUTION

     The 1,361,499 shares of Common Stock covered by this Prospectus (the "Shares") are being registered by the Company for the account of the Selling Stockholders. The Company will pay all expenses of registering the Shares, but will not receive any of the proceeds from sales by any of the Selling Stockholders, except from the exercise of options, if any. The Company understands that none of such Shares will be offered through Underwriters.

     The Shares may be sold from time to time by the Selling Stockholders either through one or more brokers or dealers in the over-the-counter market, through privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated. In connection therewith, the Selling Stockholders and participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act, and commissions or discounts or any profit realized on the sale of Shares received by a Selling Stockholder or any such broker or dealer may be deemed to be underwriting commissions or discounts within the meaning of the Act. As of the date of this Prospectus, the Company understands that none of the Selling Stockholders has any agreement, arrangement or understanding with any brokers or dealers concerning the distribution of their Shares.


                       DOCUMENTS INCORPORATED BY REFERENCE

     Incorporated hereby by reference and made a part hereof is the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, as amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act") and Form 8-A which was declared effective by the Securities and Exchange Commission on September 4, 1984 registering the Company's Common Stock under
Section 12(g) of the Exchange Act which documents are on file with the Securities and Exchange Commission. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital stock of the Company presently includes 7,000,000 shares of Common Stock, par value $.03 per share, which the Company's shareholders will be asked to approve an increase in the number of authorized shares to 20,000,000 at its upcoming 1996 annual meeting. The holders of Common
Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders. All shares of Common Stock now outstanding are fully paid and non-assessable.

DIVIDENDS

     The Company has paid no dividends and it is not anticipated that any dividends will be paid in the foreseeable future. In all events, the declaration of dividends will depend upon future earnings, if any, the financial needs of the Company, and other pertinent factors. Additionally, under the terms of its revolving credit agreement with an institutional lender, the Company may not pay dividends without such lender's consent.

PREFERRED STOCK

     The authorized capital stock of the Company includes 1,000,000 shares of Preferred Stock, $1.00 par value. The Preferred Stock is issuable in one or more series and the Board is authorized to fix the number of shares of Preferred Stock constituting each series and, as to each series, the dividend rate, the time of payment and relative priority of such dividends, whether such dividends are to be cumulative or non-cumulative, the redemption rights and prices, the amount payable upon the liquidation, dissolution or winding up of the Company, the conversion and voting rights, the sinking fund requirements, and such other designations, preferences or special rights or qualifications, limitations or restrictions as may be permitted by law. The authority of the Board to issue Preferred Stock and to determine the designations, preferences and certain rights of one or more series of Preferred Stock of the Company could be used in a manner calculated to prevent the removal of Management, and make more difficult or discourage a change in control of the Company.

     Shareholders of the Company do not have any preemptive rights with respect to any Preferred Stock which might be issued. No Preferred Stock has been issued as of the date of this Registration Statement and the Company has no plans to issue such Preferred Stock in the near future.

TRANSFER AGENT

     The transfer agent of the Company's securities is the American Stock Transfer and Trust Company, 40 Wall Street, New York, NY 10005.


                                     EXPERTS

     The audited financial statements for fiscal 1995, 1994 and 1993 incorporated by reference in the Registration Statement have been incorporated by reference in the Registration Statement in reliance upon the report of Miller Ellin & Co., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL OPINION

     The legality of the securities being registered by this Registration Statement is being passed upon by Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021, counsel to the Company.

                                 INDEMNIFICATION

     The Business Corporation Law of the State of New York provides for indemnification of officers and directors under certain circumstances against reasonable expenses, including attorney fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. Bruce Haber, President of the Company, has an employment contract with the Company which provides for indemnification for any claim or lawsuit which may be asserted against him in acting in such capacity for the Company provided said indemnification is not in violation of any federal or state law, rule or regulation.

     The Certificate also contains a provision eliminating the liability of a director to the Company or its stockholders for monetary damages for any breach of duty in such capacity, provided that this provision shall not eliminate or limit liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were made in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-2

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-3

Security Ownership of Certain
  Beneficial Owners and Management . . . . . . . . . . . . . . . . . . . . . A-5

The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9

Documents Incorporated
  by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-10

Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . .A-10

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-11

Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-11

Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-12





                              --------------------

     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representation must not be relied upon. Neither the delivery of this Prospectus nor any sale made thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such offer or solicitation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             MICRO BIO-MEDICS, INC.


                             -----------------------

                             Common Stock, par value
                                 $.03 Per Share

                             -----------------------






                                   ----------

                                   PROSPECTUS

                                   ----------










                                 MARCH ___, 1996

--------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pelham Manor, State of New York on the 22nd day of March, 1996.

                              MICRO BIO-MEDICS, INC.



                              By:/s/ Bruce J. Haber
                                 ---------------------------
                                 Bruce J. Haber, President
                                 and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURES                   TITLES                              DATE


                       President,
/s/ Bruce J. Haber     Principal Executive
---------------------- Officer and Director                       March 22, 1996
Bruce J. Haber


/s/ Marvin S. Caligor
---------------------- Director                                   March 22, 1996
Marvin S. Caligor


/s/ Stuart Fleischer   Vice President - Finance
---------------------- Principal Accounting
Stuart Fleischer       and Financial Officer                      March 22, 1996


/s/ Renee Steinberg    Secretary and
---------------------  Director                                   March 22, 1996
Renee Steinberg


/s/ K. Deane Reade, Jr.
---------------------- Director                                   March 22, 1996
K. Deane Reade, Jr.

                                  EXHIBIT INDEX


Exhibit No.                       Document
-----------                       --------
     5                 Opinion of Lester Morse P.C. re legality of shares of
                       Common Stock being registered. *

     23.1              Consent of Miller, Ellin & Co. *

     23.2              Consent of Lester Morse P.C.
                       (Included in Exhibit 5.)

     29.1              1982 Incentive Stock Option Plan of Registrant
                       (incorporated by reference to Exhibit 10.4 included in the Company's Form S-18 Registration Statement, File No.
                       2-89795-NY)

     29.2 1989 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 28 included in the Company's Form
                       10-K for the fiscal year ended November 30, 1989)

     29.3              1992 Incentive and Non-Qualified Stock Option Plan
                       (incorporated by reference to Exhibit 28(A) included in the Company's Form 10-K for the fiscal year ended
                       November 30, 1991)

     29.4 Agreements with certain directors for options, which have been granted, outside of the 1982, 1989 or 1992 Plans
                       (incorporated by reference to Exhibit 28.4 included in the Company's Form S-8 Registration Statement, File No.
                       33-46231).

     29.5              Amendment to 1992 Incentive and Non-Qualified Stock
                       Option Plan (incorporated by reference to Exhibit 29.5 included in the Company's Form S-8 Registration
                       Statement, File No. 33-66726).

     29.6              Further Amendments to 1992 Incentive and Non-Statutory
                       Stock Option Plan. *


_______________
*  Filed herewith.